Exhibit 99.1

Faeth Therapeutics Reports Second Quarter 2026 Financial Results and Operational Updates

— Topline results from the Phase 2 PIK-201 trial in endometrial cancer on track for year-end —

— First patient dosed in the Phase 1b/2 PIK-101 trial in HR+ breast cancer —

— Company changed name to Faeth Therapeutics, Inc. on June 15, 2026; common stock began trading under the ticker symbol “FTH” on June 16, 2026 —

AUSTIN, Texas—(BUSINESS WIRE)—August 4, 2026— Faeth Therapeutics (Nasdaq: FTH), a clinical-stage oncology company developing PIKTOR, an investigational all-oral, multi-node inhibitor of the PI3K/AKT/mTOR pathway, today announced financial results for the quarter ended June 30, 2026, and highlighted recent corporate accomplishments and 2026 milestones.

“Our combination with Sensei Biotherapeutics marked an important milestone in the history of Faeth Therapeutics,” said Anand Parikh, Chief Executive Officer. “With the concurrent $200 million PIPE financing, we now have the capital to interrogate the multi-nodal hypothesis in multiple cancers. We look forward to reading out topline data from our Phase 2 PIK-201 trial in endometrial cancer, which is expected by year-end.”

Mr. Parikh continued, “We are also excited to have expanded development of PIKTOR into its second indication with the first patient dosed in our PIK-101 trial in HR+ breast cancer in April. We look forward to reporting initial safety and efficacy data from PIK-101 in 2027.”

Recent Corporate Updates:

•	In April, the Company dosed the first patient in its Phase 1b/2 Trial of PIKTOR in HR+/HER2- Advanced Breast Cancer

•	In June, stockholders approved the conversion of the Series B preferred stock issued in the February 2026 acquisition of Faeth Therapeutics and concurrent private placement into common stock

•	In June, the Company changed its name to Faeth Therapeutics, Inc. and began trading under the ticker symbol “FTH”

•

In June, Anand Parikh, Faeth co-founder, was appointed Chairman, President and Chief Executive Officer, and Brian Stephenson, Ph.D., CFA was appointed Chief Financial Officer. Additionally, the board was strengthened with the addition of former FDA Commissioner Stephen M. Hahn, M.D., and Saira Ramasastry.

Second Quarter 2026 Financial Results

•	Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities were $186.4 million as of June 30, 2026, as compared to $21.2 million as of December 31, 2025.

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Research and Development Expenses (R&D): R&D expenses for the quarter ended June 30, 2026 were $9.2 million, compared to $2.5 million for the quarter ended June 30, 2025. The increase in R&D expenses was primarily driven by clinical trial and manufacturing (CMC) costs supporting the development of PIKTOR, together with higher personnel costs, partially offset by lower clinical trial costs for SNS-101.

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General and Administrative Expenses (G&A): G&A expenses for the quarter ended June 30, 2026, were $9.2 million, compared to $2.7 million during the quarter ended June 30, 2025. The increase in G&A expense was primarily attributable to increased personnel costs and increased professional fees related to financing and reporting activities.

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Net Loss: Net loss was $16.0 million, or $2.84 per basic and diluted share, for the quarter ended June 30, 2026, compared with a net loss of $4.9 million, or $3.91 per basic and diluted share, for the quarter ended June 30, 2025.

Weighted-average common shares outstanding, basic and diluted, were 5,643,222 for the quarter ended June 30, 2026, compared with 1,260,867 for the quarter ended June 30, 2025.

Condensed Statements of Operations

(Unaudited, in thousands except share and per share data)

	For the Three Months Ended June 30,
	2026	2025
Operating expenses:
Research and development	$9,180	$2,533
General and administrative	9,205	2,673

Total operating expenses	18,385	5,206

Loss from operations	(18,385)	(5,206)
Total other income	2,378	270

Net loss	(16,007)	(4,936)

Net loss per share, basic and diluted	$(2.84)	$(3.91)

Weighted-average common shares outstanding, basic and diluted	5,643,222	1,260,867

Selected Condensed Balance Sheet Data

(Unaudited, in thousands)

	June 30, 2026	December 31, 2025
Cash and cash equivalents	$26,903	$8,668
Marketable securities	159,538	12,516
Total assets	189,306	22,902
Total liabilities	9,581	4,310
Series B redeemable convertible preferred stock	6,767	—
Total stockholders’ equity	172,958	18,592

About PIKTOR

PIKTOR is an investigational, proprietary, all-oral combination of serabelisib, a selective PI3K-alpha inhibitor, and sapanisertib, an mTORC1/mTORC2 inhibitor, designed to inhibit multiple nodes of the PI3K/AKT/mTOR pathway. According to published literature, this pathway is dysregulated in up to 50% of all solid tumors, making it one of the most prevalent therapeutic targets in oncology. PIKTOR is being evaluated in a Phase 2 trial in second-line advanced endometrial cancer (Study FTH-PIK-201), with topline data anticipated in the second half of 2026. PIKTOR is also being evaluated in a Phase 1b/2 trial in HR+/HER2- advanced breast cancer (Study FTH-PIK-101), in which the first patient was dosed in April 2026 and interim data is anticipated in 2027.

About Faeth Therapeutics

Faeth Therapeutics, Inc. (Nasdaq: FTH) is a clinical-stage biotechnology company focused on improving outcomes for cancer patients through multi-node inhibition of critical oncogenic pathways. The Company’s lead program is PIKTOR, an investigational all-oral combination of serabelisib and sapanisertib in development for endometrial and breast cancer. Faeth was co-founded in 2019 by Anand Parikh and Oliver Maddocks, Ph.D., together with scientific founders Lewis Cantley, Ph.D., the discoverer of the PI3K pathway; Siddhartha Mukherjee, M.D., D.Phil.; Karen Vousden, Ph.D.; Scott Lowe, Ph.D.; and Greg Hannon, Ph.D. For more information, please visit www.faeththerapeutics.com and follow the Company on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “estimate,” “potential,” “target,” “on track” and similar expressions, although not all forward-looking statements contain these words. These statements include, but are not limited to, statements regarding: the Company’s expectations regarding its pipeline and development plans, including the Phase 2 trial of PIKTOR in advanced endometrial cancer and the anticipated timing of topline data, and the Phase 1b/2 trial of PIKTOR in HR+/HER2- advanced breast cancer and the anticipated timing of data; the potential therapeutic benefits, tolerability profile and differentiation of PIKTOR; and Faeth’s anticipated cash runway.

Forward-looking statements are based on management’s current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied. These risks and uncertainties include, among others, risks related to clinical development and the conduct, timing and results of clinical trials; the Company’s cash position and anticipated cash runway; its limited operating history and history of operating losses; risks related to the integration of Faeth; and the other risks and uncertainties described under the headings “Risk Factors” and “Summary of Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2026, its Quarterly Report on Form 10-Q filed with the SEC on May 15, 2026, and its definitive proxy statement filed with the SEC on April 27, 2026, as well as in the Company’s subsequent filings. Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement, except as required by law.

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Investor Contact:

Matthew Biegler, SVP, Investor Relations

matt@faeththerapeutics.com

Media Contact:

Patrick Schmidt, Consort Partners

faeththerapeutics@consortpartners.com

Source: Faeth Therapeutics, Inc.